UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

ARLO TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38618	38-4061754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Faraday Ave., Suite #150 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(408) 890-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On August 22, 2022, Gordon Mattingly informed Arlo Technologies, Inc. (“Company”) of his resignation from the positions of Chief Financial Officer, principal financial officer and principal accounting officer of the Company, to be effective as of September 21, 2022. Mr. Mattingly’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 22, 2022, the Board of Directors of the Company (the “Board”) appointed Kurt Binder as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, to be effective as of September 26, 2022 (“Start Date”).

Mr. Binder, 52, currently serves as Executive Vice President and Chief Financial Officer of CalAmp Corp., a publicly-held provider of Internet of things software applications, cloud services, data intelligence, and telematics products and services. Prior to joining CalAmp in July 2017, Mr. Binder served as the Chief Financial Officer at VIZIO, Inc., a television and consumer electronics company headquartered in the United States since April 2010. Prior to joining VIZIO, Mr. Binder served as the Chief Accounting Officer for Applied Medical Resources, Inc. since December 2009. Mr. Binder was also employed by Ernst & Young LLP from October 1997 to July 2009 and served as an Assurance and Advisory Business Services Partner. Mr. Binder began his career with Price Waterhouse, and holds a BBA in Accounting and an MBA in Finance, both from Loyola University Maryland.

In connection with his appointment as the Company’s Chief Financial Officer, the Company entered into an Employment Offer Letter (“Offer Letter”) with Mr. Binder, that will become effective on the Start Date. Pursuant to the Offer Letter, Mr. Binder will receive an annual base salary of $500,000 and is eligible to receive an annual target bonus of 70% of his annual base salary. Contingent upon and following the Start Date, Mr. Binder will be granted an inducement award pursuant to the Company’s 2018 Equity Incentive Plan (“2018 EIP”) comprised of (i) 750,000 restricted stock units (“RSUs”) and (ii) 750,000 performance-vesting RSUs (“PSUs”). The RSUs will vest in five equal annual installments during a five-year period beginning on the vesting commencement date. The PSUs are eligible to vest in three equal installments of 250,000 PSUs based on the extent to which the Company achieves 3, 4 and/or 5 million Cumulative Paid Subscribers (as defined below) on or before the fifth anniversary of the PSU grant date. Upon achievement of the requisite number of Cumulative Paid Subscribers, the corresponding PSUs will be fully vested.

Mr. Binder will also be eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company. Mr. Binder will enter into the Company’s standard form of (i) Indemnification Agreement (a copy of which is filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-226088), as amended, filed with the Securities and Exchange Commission on July 23, 2018), and (ii) Change in Control and Severance Agreement for executives (a copy of which is filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 001-38618), filed with the Securities and Exchange Commission on August 7, 2018) (“Severance Agreement”).

There is no arrangement or understanding between Mr. Binder and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Binder and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Binder has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the Offer Letter is filed herewith as Exhibit 10.1. The above summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

On August 26, 2022, the Company issued a press release announcing Mr. Binder’s appointment and Mr. Mattingly’s resignation. A copy of this press release is attached hereto as Exhibit 99.1.

Amendment to 2018 Equity Incentive Plan

On August 22, 2022, the Board unanimously approved an amendment to the 2018 EIP to reserve an additional 1,500,000 shares of the Company’s common stock to be used exclusively for grants of awards to individuals who were not previously employees or non-employee directors of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to such individual’s entry into employment with the Company within the meaning of Rule 303A.08 of the New York Stock Exchange Listed Company Manual (“Rule 303A.08”). The 2018 EIP was amended by the Board without stockholder approval pursuant to Rule 303A.08.

A copy of the 2018 EIP, as amended, is filed herewith as Exhibit 10.2. The above summary of the amendment to the 2018 EIP does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2.

Approval of Executive Retention Plan

On August 22, 2022, the Board approved the material terms of an Executive Retention Plan (“Retention Plan”) and delegated authority to the Compensation and Human Capital Committee of the Board (“Committee”) and the Chair of the Committee to approve individual Retention Agreements to be substantially consistent with the material terms of the Retention Plan approved by the Board (“Retention Agreements”). The material terms of the Retention Plan were approved following an assessment of the Company’s executive compensation program conducted by Compensia, Inc., the Company’s compensation consultant, and included a comparison to executive compensation programs at selected publicly-traded peer companies. Matthew McRae, the Company’s Chief Executive Officer and Brian Busse, the Company’s General Counsel (“Participants”) will initially be eligible to participate in the Retention Plan and will each enter into a Retention Agreement. The Company is implementing the Retention Plan in recognition of the significant benefits to the Company in retaining and incentivizing such Participants to continue their respective employment relationships with the Company.

Pursuant to the Retention Agreements, Participants will be eligible to receive PSUs (“Retention PSUs”) and cash payments upon the achievement of a specified number of Cumulative Paid Subscribers during a five-year performance period beginning on the date the Participants execute the Retention Agreements.

For purposes of the Retention Agreements, “Cumulative Paid Subscribers” shall mean on a cumulative basis ordinary course paid subscription accounts generated by the Company which collectively are expected to generate at least a blended 60% margin (or such lesser percentage as determined in the sole discretion of the Board, the Committee or their designee), as reasonably determined in the sole discretion of the Board, the Committee or their designee. Upon achievement by the Company during the performance period of 2 million Cumulative Paid Subscribers, each Participant will be entitled to receive a cash payment equal to such Participant’s base amount (“Cash Base Amount”); provided, that, upon achievement of 3, 4 and 5 million Cumulative Paid Subscribers, the cash payments will be increased by an additional incremental amount of 50%, 50% and 100%, respectively, of the Cash Base Amount. The Cash Base Amount for Mr. McRae and Mr. Busse will be $2,000,000 and $200,000, respectively. The Participants will also be granted unvested Retention PSUs in an amount equal to such Participant’s base amounts (“Equity Base Amount”). The Equity Base Amount for Mr. McRae and Mr. Busse will be 1,000,000 and 100,000 Retention PSUs, respectively (“Base PSU Award”). Upon achievement by the Company during the performance period of 2 million Cumulative Paid Subscribers, the Base PSU Award for each Participant will become fully vested; provided, that, upon achievement of 3, 4 and 5 million Cumulative Paid Subscribers, the Retention PSUs awarded to the Participants will be increased by an additional incremental amount of 50%, 50% and 100%, respectively of the Equity Base Amount. In order to receive such cash payments and Retention PSUs, the Participants must remain employed at the Company through the applicable payment date and grant date.

In the event of a Change in Control (as defined in the 2018 Plan) during the performance period, the right to receive any remaining cash payments and Retention PSUs not previously paid or granted, respectively, shall be converted to a time-vesting right over the remainder of the performance period, payable and vesting, as applicable, in equal installments on a quarterly basis following such Change in Control, subject to continued employment with the surviving company in such Change in Control. In the event of a Qualifying CIC Termination (as defined in the Participant’s Severance Agreement) during such remaining performance period, the vesting of such time-vesting right will accelerate in full in accordance with the terms of the Participant’s Severance Agreement. Further, if during the performance period, a Participant is subject to a Qualifying Non-CIC Termination (as defined in the Participant’s Severance Agreement), such Participant will be entitled to the next incremental cash payment and Retention PSU grant not previously awarded, if any.

The foregoing description of the Retention Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Retention Agreements, a form of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the third quarter ended October 2, 2022.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Offer Letter with Kurt Binder, dated August 23, 2022.

10.2	Arlo Technologies, Inc. 2018 Equity Incentive Plan, as amended.

99.1	Press Release, dated August 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.

By: /s/ Brian Busse
Name: Brian Busse
Title: General Counsel

Dated: August 26, 2022